EXHIBIT 4(c)

FORM OF POLICY RIDER (RIM)

Home Office:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499 (319)355-8511
A Stock Company (Hereafter called the Company, we, our or us)

[RETIREMENT INCOME MAXSM] RIDER

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the policy to which it is attached. All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

The purpose of the guaranteed living benefit provided under this rider is to provide security through a stream of income payments to the Owner. This rider will terminate upon assignment or change in ownership of the policy unless the new assignee or Owner meets the qualifications specified in the Termination provision on page 5 of this rider.

You may cancel this rider before midnight of the thirtieth calendar day after You receive it and no Rider Fees will be assessed.

Rider Data Specification

Policy Number:	12345
Rider Date:	05/01/2013

Growth Rate Percentage:	5.00%
Initial Rider Fee Percentage*:	1.25%
Annuitant:	John Doe

Annuitant’s Issue Age/Sex:	35 / Male

*	The initial rider fee percentage is also the maximum rider fee percentage for the life of the policy, provided there are no automatic step-ups. When an automatic step-up is utilized, the maximum rider fee percentage will be [0.75%] greater than the initial rider fee percentage shown above.

Designated Allocations: If You elect this rider, 100% of Your Policy Value must be in one or more of the Designated Investment Options.

You can generally transfer between the Designated Investment Options as permitted under Your policy; however, You cannot make transfers as provided for in the policy to a non-designated investment option while this rider is in force. If You wish to make a transfer to a non-designated investment option, this rider must be terminated, as described in Article IV, prior to making the transfer. You will be notified if there are any changes to the Designated Allocations.

Guaranteed Lifetime Withdrawal Benefit: The withdrawal percentage is determined by the attained age and is used to determine the Rider Withdrawal Amount as described in Article III of this rider. The withdrawal percentages are shown in the table below:

Attained Age	Withdrawal Percentage

0 - 58	0.0%
59 - 64	4.3%
65 - 79	5.3%
80 +	6.3%

ICC12 RGMB410513(IS)	(1)	(Income-Single)

ARTICLE I

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Designated Investment Options

Investment Options authorized for use with this rider and identified by us as Designated Investment Options.

Excess Withdrawal

The excess of a Gross Partial Withdrawal over the Rider Withdrawal Amount remaining prior to the withdrawal, if any.

Gross Partial Withdrawal

The amount which will be deducted from Your Policy Value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The fees charged for the benefits under this rider. The fees will be charged on a rider quarterly basis by the Company.

Rider Monthiversary

The same day of the month as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange are closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Quarter

Each three-month period beginning on the rider date.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each Rider Year without causing an Excess Withdrawal under the terms of this rider and thus reducing the Withdrawal Base. This amount will change if the Withdrawal Base changes.

Rider Year

Each twelve-month period following the rider date.

Withdrawal Base

The amount used to calculate the Rider Withdrawal Amount and the Rider Fee. This amount cannot be taken as a surrender and is not payable as a death benefit.

ARTICLE II

RIDER FEE

The Rider Fee is deducted on each Rider Quarter in arrears. The fee is calculated and stored at issue and at each subsequent Rider Quarter for the upcoming quarter. It will be deducted automatically from each Investment Option on a pro rata basis at the end of each Rider Quarter. The initial rider fee percentage and the maximum rider fee percentage are described on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first Rider Year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous Rider Quarter.

The stored fee will be adjusted if the Withdrawal Base is adjusted during the Rider Quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3).

1)	Withdrawal Base;

2)	Rider fee percentage;

3)	Number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

ICC12 RGMB410513(IS)	(2)	(Income-Single)

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that You can receive up to the Rider Withdrawal Amount each Rider Year, regardless of the Policy Value, (first as withdrawals from Your Policy Value and, if necessary, as payments from us) until the Annuitant’s death.

The withdrawal percentage is determined by the attained age (age at last birthday) of the Annuitant at the time of the first withdrawal of any amount from the Policy Value taken on or after the Rider Anniversary following the Annuitant’s [59th] birthday. Once the withdrawal percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the withdrawal percentage will be reset based on the attained age at the time of the automatic step-up. The withdrawal percentages are shown in the table in the Rider Data Specification section.

If the Annuitant is not yet [59] on the rider date, the withdrawal percentage will be zero until the Rider Anniversary following the Annuitant’s [59th] birthday. Withdrawals prior to age 59 1/2 will be subject to the IRS 10% early withdrawal penalty.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value equals zero, You cannot make subsequent Premium Payments and all other policy features, benefits and guarantees are no longer available. Also, if the Policy Value equals zero, You will need to request payments by selecting the amount and frequency in accordance with the policy provisions to which this rider attaches, equal to the Rider Withdrawal Amount. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the Annuitant being alive at the time of withdrawal and the amount of the benefit depends on the issue age of the Annuitant. Proof of survival and the issue ages may be required by the Company.

If the Annuitant’s age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. However, if this rider would not have been issued had the age not been misstated, the rider is treated as if it never existed, and any fees charged for this rider would be returned. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the Rider Withdrawal Amount to be overstated, any withdrawal in excess of the correct Rider Withdrawal Amount will be considered an Excess Withdrawal and will impact the Withdrawal Base and Rider Withdrawal Amount. If overpayments occurred when the sum of the accumulated values in all the Investment Options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

RIDER WITHDRAWAL AMOUNT

The Rider Withdrawal Amount will be equal to the greater of 1) and 2), where:

1)	is the withdrawal percentage multiplied by the Withdrawal Base;

2)	is an amount equal to the minimum required distribution amount, if any. Prior to the 1st Rider Anniversary, this amount is based on the initial Policy Value on the rider date. After this time, the minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the Annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living Annuitant. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current Rider Year. Amounts carried over from past Rider Years are not considered.

ICC12 RGMB410513(IS)	(3)	(Income-Single)

ARTICLE III CONTINUED

If any of the above are not true, then 2) is equal to zero and it is not available as a Rider Withdrawal Amount.

If You withdraw less than the Rider Withdrawal Amount in a Rider Year, the unused portion cannot be carried over to the next Rider Year.

Surrender charges may apply if Your Rider Withdrawal Amount exceeds your surrender charge-free amount.

WITHDRAWAL BASE

The Withdrawal Base is used to calculate the Rider Withdrawal Amount. On the rider date, the initial Withdrawal Base is equal to the Policy Value (less any applicable premium enhancements if the rider is added in the first Policy Year). During any Rider Year, the Withdrawal Base is increased by subsequent Premium Payments (not including premium enhancements, if any), and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Withdrawal Base will be set to the greatest of:

1)	The current Withdrawal Base;

2)	The Policy Value on the Rider Anniversary;

3)	The highest Policy Value on a Rider [Monthiversary] for the current Rider Year; and

4)	The current Withdrawal Base immediately prior to Rider Anniversary processing increased by the growth rate percentage.

Item 3) above will be zero if there have been any Excess Withdrawals in the current Rider Year. Item 4) above will be zero after the [10th] Rider Anniversary or if there have been any withdrawals in the current Rider Year.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the Rider Anniversary if the Withdrawal Base is set equal to the Policy Value or the highest Policy Value on a Rider [Monthiversary]. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The Rider Fee and withdrawal percentages may be changed due to an automatic step-up. Beginning with the [first] Rider Anniversary, the rider fee percentage may be increased if there is an automatic step-up, but will not exceed the maximum rider fee percentage described in the Rider Data Specification section.

You have the right to reject an automatic step-up within [30] days following a Rider Anniversary, if the rider fee percentage increases. If You reject an automatic step-up, You must notify us in a manner which is acceptable to us, however You are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the Rider Fee or withdrawal percentages will also be reversed.

WITHDRAWAL BASE ADJUSTMENTS

Gross Partial Withdrawals, taken in a Rider Year, less than or equal to the Rider Withdrawal Amount will not reduce the Withdrawal Base. Excess Withdrawals will reduce the Withdrawal Base by the withdrawal base adjustment which may be more than the dollar amount of the Excess Withdrawal. The withdrawal base adjustment is the greater of 1) and 2), where:

1)	is the Excess Withdrawal amount; and

2)	is the result of A) multiplied by B), divided by C, where:

A)	is the Excess Withdrawal;

B)	is the Withdrawal Base prior to the Excess Withdrawal amount; and

C)	is the Policy Value after the Rider Withdrawal Amount has been withdrawn, but prior to the withdrawal of the Excess Withdrawal amount.

ICC12 RGMB410513(IS)	(4)	(Income-Single)

ARTICLE IV

CONTINUATION

In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is not the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues with the same rider values. In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is the Annuitant dies, this rider will terminate.

In the case of non-spousal joint Owners where an Owner who is not the Annuitant dies, the surviving Owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the Owner’s death and will be equal to the Rider Withdrawal Amount divided by the number of payments made per year. Once the payments begin, no additional Premium Payments will be accepted and no additional withdrawals will be paid.

ANNUITIZATION

On the maximum Annuity Commencement Date, as described in Your policy, You will have the option to receive lifetime income payments that are no less than Your Rider Withdrawal Amount each year.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	the date the policy to which this rider is attached is assigned or if the Owner is changed without our approval;

3)	the date of the Annuitant’s death;

4)	the date You elect to receive annuity payments under Your policy; and

5)	the date You notify us in writing of Your intention to terminate this rider (this date must be within [30] days after the [fifth] Rider Anniversary and every [fifth] Rider Anniversary thereafter).

6)	the date any of Your Policy Value is not invested in one of the Designated Investment Options.

Termination of the rider will result in the loss of all benefits provided by the rider. After termination, rider fees will no longer be assessed.

REPORTS TO OWNER

We will give You a report at least once each Policy Year. Before You are eligible to receive the Rider Withdrawal Amount, the report will direct You to contact the Company for information regarding Your Rider Withdrawal Amount. After You are eligible for Your Rider Withdrawal Amount, this amount will be included in the report.

Signed for us at our home office.

SECRETARY	PRESIDENT

ICC12 RGMB410513(IS)	(5)	(Income-Single)

Home Office:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499 (319)355-8511
A Stock Company (Hereafter called the Company, we, our or us)

[RETIREMENT INCOME MAX SM] RIDER

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the policy to which it is attached. All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

The purpose of the guaranteed living benefit provided under this rider is to provide security through a stream of income payments to the Owner. This rider will terminate upon assignment or change in ownership of the policy unless the new assignee or Owner meets the qualifications specified in the Termination provision on page 5 of this rider.

You may cancel this rider before midnight of the thirtieth calendar day after You receive it and no Rider Fees will be assessed.

Rider Data Specification

Policy Number:	12345
Rider Date:	05/01/2013

Growth Rate Percentage:	5.00%
Initial Rider Fee Percentage*:	1.25%
Annuitant:	John Doe

Annuitant’s Issue Age/Sex:	35 / Male
Annuitant’s Spouse:	Jane Doe
Annuitant’s Spouse’s Issue Age/Sex:	35 / Female

*	The initial rider fee percentage is also the maximum rider fee percentage for the life of the policy, provided there are no automatic step-ups. When an automatic step-up is utilized, the maximum rider fee percentage will be [0.75%] greater than the initial rider fee percentage shown above.

Designated Allocations: If You elect this rider, 100% of Your Policy Value must be in one or more of the Designated Investment Options.

You can generally transfer between the Designated Investment Options as permitted under Your policy; however, You cannot make transfers as provided for in the policy to a non-designated investment option while this rider is in force. If You wish to make a transfer to a non-designated investment option, this rider must be terminated, as described in Article IV, prior to making the transfer. You will be notified if there are any changes to the Designated Allocations.

Guaranteed Lifetime Withdrawal Benefit: The withdrawal percentage is determined by the attained age and is used to determine the Rider Withdrawal Amount as described in Article III of this rider. The withdrawal percentages are shown in the table below:

Attained Age	Withdrawal Percentage

0 - 58	0.0%
59 - 64	3.8%
65 -79	4.8%
80 +	5.8%

ICC12 RGMB410513(IJ)	(1)	(Income-Joint)

ARTICLE I

The Annuitant’s spouse as of the rider date is hereafter referred to as the Annuitant’s spouse. As it pertains to the benefits of this rider, the Annuitant’s spouse cannot be changed. The Annuitant’s spouse must be the sole primary beneficiary and/or a joint Owner. The only living Owners allowed on the policy to which this rider is attached are the Annuitant and the Annuitant’s spouse.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Designated Investment Options

Investment Options authorized for use with this rider and identified by us as Designated Investment Options.

Excess Withdrawal

The excess of a Gross Partial Withdrawal over the Rider Withdrawal Amount remaining prior to the withdrawal, if any.

Gross Partial Withdrawal

The amount which will be deducted from Your Policy Value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The fees charged for the benefits under this rider. The fees will be charged on a rider quarterly basis by the Company.

Rider Monthiversary

The same day of the month as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange are closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Quarter

Each three-month period beginning on the rider date.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each Rider Year without causing an Excess Withdrawal under the terms of this rider and thus reducing the Withdrawal Base. This amount will change if the Withdrawal Base changes.

Rider Year

Each twelve-month period following the rider date.

Withdrawal Base

The amount used to calculate the Rider Withdrawal Amount and the Rider Fee. This amount cannot be taken as a surrender and is not payable as a death benefit.

ARTICLE II

RIDER FEE

The Rider Fee is deducted on each Rider Quarter in arrears. The fee is calculated and stored at issue and at each subsequent Rider Quarter for the upcoming quarter. It will be deducted automatically from each Investment Option on a pro rata basis at the end of each Rider Quarter. The initial rider fee percentage and the maximum rider fee percentage are described on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first Rider Year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous Rider Quarter.

The stored fee will be adjusted if the Withdrawal Base is adjusted during the Rider Quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3).

1)	Withdrawal Base;

2)	Rider fee percentage;

3)	Number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

ICC12 RGMB410513(IJ)	(2)	(Income-Joint)

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that You can receive up to the Rider Withdrawal Amount each Rider Year, regardless of the Policy Value, (first as withdrawals from Your Policy Value and, if necessary, as payments from us) until the Annuitant’s or the Annuitant’s spouse’s death, whichever is later.

The withdrawal percentage is determined by the attained age (age at last birthday) of the younger of the living spouses at the time of the first withdrawal of any amount from the Policy Value taken on or after the Rider Anniversary following the younger of the living spouse’s [59th] birthday. Once the withdrawal percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the withdrawal percentage will be reset based on the attained age of the younger of the living spouses at the time of the automatic step-up. The withdrawal percentages are shown in the table in the Rider Data Specification section.

If the younger of the Annuitant and the Annuitant’s spouse is not yet [59] on the rider date, the withdrawal percentage will be zero until the Rider Anniversary following the younger of the living spouse’s [59th] birthday. Withdrawals prior to age 59 1/2 will be subject to the IRS 10% early withdrawal penalty.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value equals zero, You cannot make subsequent Premium Payments and all other policy features, benefits and guarantees are no longer available. Also, if the Policy Value equals zero, You will need to request payments by selecting the amount and frequency in accordance with the policy provisions to which this rider attaches, equal to the Rider Withdrawal Amount. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the Annuitant or Annuitant’s spouse being alive at the time of withdrawal and the amount of the benefit depends on the issue age of the Annuitant and Annuitant’s spouse. Proof of survival and the issue ages may be required by the Company.

If the younger of the spouses’ ages has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. However, if this rider would not have been issued had the age not been misstated, the rider is treated as if it never existed, and any fees charged for this rider would be returned. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the Rider Withdrawal Amount to be overstated, any withdrawal in excess of the correct Rider Withdrawal Amount will be considered an Excess Withdrawal and will impact the Withdrawal Base and Rider Withdrawal Amount. If overpayments occurred when the sum of the accumulated values in all the Investment Options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

RIDER WITHDRAWAL AMOUNT

The Rider Withdrawal Amount will be equal to the greater of 1) and 2), where:

1)	is the withdrawal percentage multiplied by the Withdrawal Base;

2)	is an amount equal to the minimum required distribution amount, if any. Prior to the 1st Rider Anniversary, this amount is based on the initial Policy Value on the rider date. After this time, the minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the Annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

ICC12 RGMB410513(IJ)	(3)	(Income-Joint)

ARTICLE III CONTINUED

D)	the minimum required distributions are based on age of the living Annuitant or the Annuitant’s spouse if the Annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current Rider Year. Amounts carried over from past Rider Years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a Rider Withdrawal Amount.

If You withdraw less than the Rider Withdrawal Amount in a Rider Year, the unused portion cannot be carried over to the next Rider Year.

Surrender charges may apply if Your Rider Withdrawal Amount exceeds Your surrender charge-free amount.

WITHDRAWAL BASE

The Withdrawal Base is used to calculate the Rider Withdrawal Amount. On the rider date, the initial Withdrawal Base is equal to the Policy Value (less any applicable premium enhancements if the rider is added in the first Policy Year). During any Rider Year, the Withdrawal Base is increased by subsequent Premium Payments (not including premium enhancements, if any), and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Withdrawal Base will be set to the greatest of:

1)	The current Withdrawal Base;

2)	The Policy Value on the Rider Anniversary;

3)	The highest Policy Value on a Rider [Monthiversary] for the current Rider Year; and

4)	The current Withdrawal Base immediately prior to Rider Anniversary processing increased by the growth rate percentage.

Item 3) above will be zero if there have been any Excess Withdrawals in the current Rider Year. Item 4) above will be zero after the [10th] Rider Anniversary or if there have been any withdrawals in the current Rider Year.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the Rider Anniversary if the Withdrawal Base is set equal to the Policy Value or the highest Policy Value on a Rider [Monthiversary]. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The Rider Fee and withdrawal percentages may be changed due to an automatic step-up. Beginning with the [first] Rider Anniversary, the rider fee percentage may be increased if there is an automatic step-up, but will not exceed the maximum rider fee percentage described in the Rider Data Specification section.

You have the right to reject an automatic step-up within [30] days following a Rider Anniversary, if the rider fee percentage increases. If You reject an automatic step-up, You must notify us in a manner which is acceptable to us, however You are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the Rider Fee or withdrawal percentages will also be reversed.

WITHDRAWAL BASE ADJUSTMENTS

Gross Partial Withdrawals, taken in a Rider Year, less than or equal to the Rider Withdrawal Amount will not reduce the Withdrawal Base. Excess Withdrawals will reduce the Withdrawal Base by the withdrawal base adjustment which may be more than the dollar amount of the Excess Withdrawal. The withdrawal base adjustment is the greater of 1) and 2), where:

1)	is the Excess Withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the Excess Withdrawal;

B)	is the Withdrawal Base prior to the Excess Withdrawal amount; and

C)	is the Policy Value after the Rider Withdrawal Amount has been withdrawn, but prior to the withdrawal of the Excess Withdrawal amount.

ICC12 RGMB410513(IJ)	(4)	(Income-Joint)

ARTICLE IV

CONTINUATION

In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is not the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues with the same rider values. In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues with the same rider values if the policy to which this rider is attached is continued until the death of the surviving spouse.

ANNUITIZATION

On the maximum Annuity Commencement Date, as described in Your policy, You will have the option to receive lifetime income payments that are no less than Your Rider Withdrawal Amount each year.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	the date the policy to which this rider is attached is assigned or if the Owner is changed without our approval;

3)	the later of the Annuitant’s or Annuitant’s spouse’s death;

4)	the date You elect to receive annuity payments under Your policy; and

5)	the date You notify us in writing of Your intention to terminate this rider (this date must be within [30] days after the [fifth] Rider Anniversary and every [fifth] Rider Anniversary thereafter).

6)	the date any of Your Policy Value is not invested in one of the Designated Investment Options.

Termination of the rider will result in the loss of all benefits provided by the rider. After termination, rider fees will no longer be assessed.

REPORTS TO OWNER

We will give You a report at least once each Policy Year. Before You are eligible to receive the Rider Withdrawal Amount, the report will direct You to contact the Company for information regarding Your Rider Withdrawal Amount. After You are eligible for Your Rider Withdrawal Amount, this amount will be included in the report.

Signed for us at our home office.

SECRETARY	PRESIDENT

ICC12 RGMB410513(IJ)	(5)	(Income-Joint)